Exhibit 99.1
press release
Paylocity Announces Third Quarter Fiscal Year 2024 Financial Results
•Q3 2024 Recurring & Other Revenue of $366.8 million, up 17% year-over-year
•Q3 2024 Total Revenue of $401.3 million, up 18% year-over-year
•Board of Directors approves a $500 million share repurchase program
SCHAUMBURG, IL. – May 2, 2024 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HCM and payroll software solutions, today announced financial results for the third quarter of fiscal year 2024, which ended March 31, 2024.

“Our solid results continued into the third quarter of fiscal 2024, with total revenue growth of 18% and recurring & other revenue growth of 17% as our differentiated value proposition of providing the most modern software in the industry continues to resonate in the market. In Q3, we announced a series of enhancements to our talent acquisition suite to help clients more effectively recruit, train, and retain the newest entrants to the workforce, including AI-driven features that will help new hires automatically integrate and collaborate with their teams. This ongoing commitment to product innovation was recently recognized in the market, with Paylocity placing as an overall leader in 10 product categories in the G2 Spring 2024 Grid Reports. Additionally, because of our strong profitability and cash flows, our Board of Directors has approved a $500 million share repurchase program,” said Toby Williams, President and Co-Chief Executive Officer of Paylocity.

Third Quarter Fiscal 2024 Financial Highlights
Revenue:
•Total revenue was $401.3 million, an increase of 18% from the third quarter of fiscal year 2023.
•Recurring & other revenue was $366.8 million, an increase of 17% from the third quarter of fiscal year 2023.
Operating Income:
•GAAP operating income was $106.3 million and non-GAAP operating income was $145.9 million in the third quarter of fiscal year 2024 compared to GAAP operating income of $80.4 million and non-GAAP operating income of $116.7 million in the third quarter of fiscal year 2023.
Net Income:
•GAAP net income was $85.3 million or $1.50 per share in the third quarter of fiscal year 2024 based on 57.0 million diluted weighted average common shares outstanding compared to $57.6 million or $1.02 per share in the third quarter of fiscal year 2023 based on 56.6 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $167.9 million in the third quarter of fiscal year 2024 compared to $130.7 million in the third quarter of fiscal year 2023.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $492.7 million as of the third quarter of fiscal year 2024.
•Cash flow from operations for the first nine months of fiscal year 2024 was $304.7 million compared to $206.1 million for the first nine months of fiscal year 2023.

•As of March 31, 2024, Paylocity had no long-term debt and had not drawn on its credit facility.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Share Repurchase Authorization

The Company’s Board of Directors authorized the purchase of up to $500 million of its common stock. Shares will be repurchased from time to time in the open market or in privately negotiated transactions at the company’s discretion, subject to market conditions and other factors, and in accordance with applicable regulatory requirements. The company may commence, suspend or discontinue purchases of common stock under the authorization at any time or periodically without prior notice.
Business Outlook
Based on information available as of May 2, 2024, Paylocity is issuing guidance for the fourth quarter and full fiscal year 2024 as indicated below.
Fourth Quarter 2024:
•Total revenue is expected to be in the range of $347.8 million to $351.8 million, which represents approximately 13% growth over fiscal year 2023 fourth quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $104.1 million to $107.1 million.
Fiscal Year 2024:
•Total revenue is expected to be in the range of $1.393 billion to $1.397 billion, which represents approximately 19% growth over fiscal year 2023 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $489.5 million to $492.5 million.
We are unable to reconcile forward-looking non-GAAP Adjusted EBITDA to its directly comparable GAAP financial measure because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Conference Call Details

Paylocity will host a conference call to discuss its third quarter fiscal year 2024 results at 4:30 p.m. Central Time today (5:30 p.m. Eastern Time). A live audio webcast of the conference call along with detailed financial information can be accessed through https://investors.paylocity.com/events-and-presentations where dial in details are provided. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Paylocity is a leading provider of cloud-based HCM and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures when reporting its financial results, including Adjusted EBITDA, Adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing and non-GAAP sales and marketing margin, non-GAAP total research and development and non-GAAP total research and development margin, non-GAAP general and administrative and non-GAAP general and administrative margin, free cash flow and free cash flow margin, certain of which are included in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. We calculate Adjusted EBITDA margin as adjusted EBITDA as described in the preceding sentence divided by total revenues. We define Adjusted EBITDA margin excluding interest income on funds held for clients as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate interest income on funds held for clients, stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release divided by recurring and other revenue. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs and certain acquired intangibles. Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP sales and marketing margin is calculated by dividing non-GAAP sales and marketing by total revenues. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described later in this release. Non-GAAP general and administrative margin is calculated by dividing non-GAAP general and administrative margin by total revenues. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items. Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP total research and development margin is calculated by dividing non-GAAP total research and development by total revenues. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Free cash flow margin is calculated by dividing free cash flow as defined in the preceding sentence divided by total revenues. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management's estimates regarding future revenues and financial performance, long-term financial targets, future share repurchases and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the general economic conditions in regions in which Paylocity does business, changes in interest rates, business disruptions, reductions in employment and an increase in business failures that have occurred or may occur in the future; Paylocity’s ability to leverage AI Assist and other forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 4, 2023. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2023	March 31, 2024
Assets
Current assets:
Cash and cash equivalents	$288,767	$492,695
Accounts receivable, net	25,085	33,714
Deferred contract costs	78,109	92,450
Prepaid expenses and other	35,061	36,476
Total current assets before funds held for clients	427,022	655,335
Funds held for clients	2,621,415	3,591,198
Total current assets	3,048,437	4,246,533
Capitalized internal-use software, net	86,127	110,681
Property and equipment, net	64,069	60,773
Operating lease right-of-use assets	44,067	35,705
Intangible assets, net	34,527	30,868
Goodwill	102,054	108,527
Long-term deferred contract costs	294,222	333,393
Long‑term prepaid expenses and other	6,331	7,404
Deferred income tax assets	15,846	19,153
Total assets	$3,695,680	$4,953,037

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,153	$5,181
Accrued expenses	143,287	170,575
Total current liabilities before client fund obligations	149,440	175,756
Client fund obligations	2,625,355	3,589,437
Total current liabilities	2,774,795	3,765,193
Long-term operating lease liabilities	62,471	48,888
Other long-term liabilities	3,731	6,008
Deferred income tax liabilities	11,820	33,534
Total liabilities	$2,852,817	$3,853,623
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2023 and March 31, 2024	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2023 and March 31, 2024; 55,912 shares issued and outstanding at June 30, 2023 and 56,427 shares issued and outstanding at March 31, 2024	56	56
Additional paid-in capital	380,632	475,414
Retained earnings	466,690	624,637
Accumulated other comprehensive loss	(4,515)	(693)
Total stockholders' equity	$842,863	$1,099,414
Total liabilities and stockholders’ equity	$3,695,680	$4,953,037

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2024	2023	2024
Revenues:
Recurring and other revenue	$314,170	$366,840	$816,010	$956,941
Interest income on funds held for clients	25,687	34,441	50,135	88,287
Total revenues	339,857	401,281	866,145	1,045,228
Cost of revenues	95,714	115,983	270,333	324,849
Gross profit	244,143	285,298	595,812	720,379
Operating expenses:
Sales and marketing	74,064	86,760	220,821	246,940
Research and development	42,323	43,386	123,445	134,130
General and administrative	47,379	48,863	145,872	142,125
Total operating expenses	163,766	179,009	490,138	523,195
Operating income	80,377	106,289	105,674	197,184
Other income	1,139	4,324	971	11,349
Income before income taxes	81,516	110,613	106,645	208,533
Income tax expense	23,900	25,299	3,077	50,586
Net income	$57,616	$85,314	$103,568	$157,947
Other comprehensive income (loss), net of tax	1,919	(1,227)	63	3,822
Comprehensive income	$59,535	$84,087	$103,631	$161,769

Net income per share:
Basic	$1.03	$1.51	$1.86	$2.81
Diluted	$1.02	$1.50	$1.83	$2.77

Weighted-average shares used in computing net income per share:
Basic	55,788	56,369	55,653	56,216
Diluted	56,555	57,048	56,560	56,975
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and nine months ended March 31, are included in the above line items:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2024	2023	2024
Cost of revenues	$4,341	$4,953	$14,696	$16,194
Sales and marketing	9,038	9,537	30,409	29,564
Research and development	8,993	8,031	30,699	30,466
General and administrative	11,161	14,188	46,688	46,323
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$33,533	$36,709	$122,492	$122,547

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended March 31,
	2023	2024
Cash flows from operating activities:
Net income	$103,568	$157,947
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	116,002	117,165
Depreciation and amortization expense	44,481	55,779
Deferred income tax expense	1,308	18,543
Provision for credit losses	864	713
Net accretion of discounts on available-for-sale securities	(3,602)	(3,688)
Other	1,567	(3,111)
Changes in operating assets and liabilities:
Accounts receivable	(12,548)	(9,913)
Deferred contract costs	(62,929)	(50,807)
Prepaid expenses and other	2,031	(2,191)
Accounts payable	10	(554)
Accrued expenses and other	15,355	24,856
Net cash provided by operating activities	206,107	304,739
Cash flows from investing activities:
Purchases of available-for-sale securities	(557,403)	(231,672)
Proceeds from sales and maturities of available-for-sale securities	298,113	222,712
Capitalized internal-use software costs	(30,726)	(44,501)
Purchases of property and equipment	(8,769)	(11,701)
Acquisitions of businesses, net of cash acquired	—	(12,031)
Other investing activities	33	783
Net cash used in investing activities	(298,752)	(76,410)
Cash flows from financing activities:
Net change in client fund obligations	(785,361)	964,082
Proceeds from employee stock purchase plan	8,450	9,534
Taxes paid related to net share settlement of equity awards	(84,174)	(46,057)
Other financing activities	(873)	(35)
Net cash provided by (used in) financing activities	(861,958)	927,524
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	(954,603)	1,155,853
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	3,793,453	2,421,312
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$2,838,850	$3,577,165
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and capitalized internal-use software, accrued but not paid	$3,115	$2,777
Liabilities assumed for acquisitions	$117	$378
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$282	$372
Cash paid for income taxes	$573	$34,659
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$233,692	$492,695
Funds held for clients' cash and cash equivalents	2,605,158	3,084,470
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$2,838,850	$3,577,165

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2024	2023	2024
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$244,143	$285,298	$595,812	$720,379
Amortization of capitalized internal-use software costs	7,984	12,260	22,504	32,471
Amortization of certain acquired intangibles	1,854	2,136	5,561	5,843
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,341	4,953	14,696	16,194
Other items (1)	—	—	19	—
Adjusted gross profit	$258,322	$304,647	$638,592	$774,887

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2024	2023	2024
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$80,377	$106,289	$105,674	$197,184
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	33,533	36,709	122,492	122,547
Amortization of acquired intangibles	2,770	2,798	8,311	7,859
Other items (2)	30	112	446	(2,031)
Non-GAAP Operating income	$116,710	$145,908	$236,923	$325,559

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2024	2023	2024
Reconciliation from Net income to Non-GAAP Net income:
Net income	$57,616	$85,314	$103,568	$157,947
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	33,533	36,709	122,492	122,547
Amortization of acquired intangibles	2,770	2,798	8,311	7,859
Other items (2)	30	112	446	(2,031)
Income tax effect on adjustments (3)	4,540	1,197	(17,899)	3,661
Non-GAAP Net income	$98,489	$126,130	$216,918	$289,983

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2024	2023	2024
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$98,489	$126,130	$216,918	$289,983
Diluted weighted-average number of common shares	56,555	57,048	56,560	56,975
Non-GAAP Net income per share	$1.74	$2.21	$3.84	$5.09

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2024	2023	2024
Reconciliation from Net income to Adjusted EBITDA:
Net income	$57,616	$85,314	$103,568	$157,947
Interest expense	187	189	564	568
Income tax expense	23,900	25,299	3,077	50,586
Depreciation and amortization expense	15,387	20,278	44,481	55,779
EBITDA	97,090	131,080	151,690	264,880
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	33,533	36,709	122,492	122,547
Other items (2)	30	112	446	(2,031)
Adjusted EBITDA	$130,653	$167,901	$274,628	$385,396

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2024	2023	2024
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$74,064	$86,760	$220,821	$246,940
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	9,038	9,537	30,409	29,564
Less: Other items (1)	—	—	22	—
Non-GAAP sales and marketing	$65,026	$77,223	$190,390	$217,376

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2024	2023	2024
Reconciliation of Non-GAAP total research and development:
Research and development	$42,323	$43,386	$123,445	$134,130
Add: Capitalized internal-use software costs	10,986	15,018	30,726	44,501
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,993	8,031	30,699	30,466
Less: Other items (4)	30	152	399	512
Non-GAAP total research and development	$44,286	$50,221	$123,073	$147,653

	Three Months Ended December 31,		Nine Months Ended March 31,
	2023	2024	2023	2024
Reconciliation of Non-GAAP general and administrative:
General and administrative	$47,379	$48,863	$145,872	$142,125
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	11,161	14,188	46,688	46,323
Less: Amortization of certain acquired intangibles	916	662	2,750	2,016
Less: Other items (2)	—	(40)	6	(2,543)
Non-GAAP general and administrative	$35,302	$34,053	$96,428	$96,329

	Nine Months Ended March 31,
	2023	2024
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$206,107	$304,739
Capitalized internal-use software costs	(30,726)	(44,501)
Purchases of property and equipment	(8,769)	(11,701)
Free Cash Flow	$166,612	$248,537

(1) Represents acquisition-related costs.
(2) Represents acquisition and other nonrecurring transaction-related costs and lease exit activity.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and other nonrecurring transaction-related costs and lease exit activity.
(4) Represents acquisition and other nonrecurring transaction-related costs.